Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) entered into as of this __ day of January, 2015 (the “Effective Date”) by and between the parties on the signature page to this Agreement (each, a “Purchaser”), Vaporin, Inc., a Delaware corporation (“VAPO”) and Vapor Corp., a Delaware corporation. (“Vapor”), solely to the extent provided in Sections 2, 3, 6, 7 and 8 (collectively, the Purchaser, VAPO and Vapor are the “Parties”).

WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase from VAPO, and VAPO will sell to the Purchaser, up to $1 million of a one-year convertible note (the “Note”) convertible into Vapor common stock only if the proposed merger between VAPO and Vapor (the “Merger”) closes.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Sale and Purchase.  VAPO agrees to sell and the Purchaser agrees to purchase a one-year 10% Note for the consideration set forth on the signature page to this Agreement. A copy of the form of Note is annexed as Exhibit A to this Agreement.

2.           Conversion. The Note shall be convertible into Vapor common stock at the lower of (i) $1.08 or (ii) a 15% discount to a 20-trading day VWAP following the closing of the Merger. Provided, however, because of the Rules of the NASDAQ Stock Market in no event shall more than 1,500,000 shares of common stock be issued if all $1 million is raised. If less than $1 million is raised, the maximum number of shares shall be adjusted pro rata. For the purposes of this Agreement, “VWAP” means: for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on the NASDAQ Stock Market or other applicable national securities exchange (any, a “Trading Market”), the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if prices for the common stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Notes then outstanding and reasonably acceptable to Vapor, the fees and expenses of which shall be paid by Vapor.

3.           Piggyback Registration.

3.1           Subsequent to the Merger but prior to the two year anniversary of the Effective Date, each time Vapor proposes for any reason to register any of its common stock under the Securities Act of 1933 (“Securities Act”) in connection with the proposed offer and sale of its common stock for money, either for its own account or on behalf of any other security holder (a “Proposed Registration”), other than pursuant to a registration statement on Form S-4 or S-8, Vapor shall promptly give written notice of such Proposed Registration to the Purchaser and shall offer the Purchaser the right to request inclusion of shares of common stock underlying or issued upon exercise of the Note (the “Registrable Securities”) in the Proposed Registration. The Purchaser shall have 10 days from the receipt of such notice to deliver to Vapor a written request specifying the number of Registrable Securities the Purchaser intends to sell in the Proposed Registration and the Purchaser’s intended method of disposition.

3.2           In the event that the Proposed Registration by Vapor is, in whole or in part, an underwritten public offering, Vapor shall so advise the Purchaser as part of the written notice given pursuant to Section 3.1, and any request under Section 3.1 must specify that the Purchaser’s Registrable Securities be included in the underwriting on the same terms and conditions as the shares of common stock, if any, otherwise being sold through underwriters under such registration.

3.3           Upon receipt of a written request pursuant to Section 3.1, Vapor shall promptly use commercially reasonable efforts to cause all such Registrable Securities held by the Purchaser to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

3.4           In the event that the offering is to be an underwritten offering, if the Purchaser proposes to distribute its Registrable Securities through such underwritten offering, then the Purchaser agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by Vapor.  Notwithstanding the foregoing, if in its good faith judgment, Purchaser or managing underwriter determines and advises in writing that the inclusion of the Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of common stock proposed to be included therein by holders other than the Purchaser would interfere with the successful marketing of such securities, then the number of the Purchaser’s Registrable Shares to be included in such underwritten public offering shall be reduced as determined by Vapor and the managing underwriter.

3.5           Vapor’s obligations under Section 3 are subject to the Purchaser promptly supplying to Vapor the necessary information with respect to the Purchaser, its beneficial ownership of Vapor common stock and its proposed plan of distribution.

4.           Representations and Warranties of VAPO.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, VAPO hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof:

4.1           Organization.  VAPO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted.

4.2           Authority.  VAPO has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of VAPO, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by VAPO.

4.3           Non-Contravention.  The execution and delivery of this Agreement by VAPO and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which VAPO is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to VAPO.

4.4           Litigation.  There are no actions, suits, or proceedings pending or, to the best of VAPO’s knowledge, threatened, which could in any manner restrain or prevent VAPO from effectually and legally selling the Note pursuant to the terms and provisions of this Agreement.  VAPO is not a party to any litigation except as has been disclosed in its Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

4.5           Brokers’ Fees.  VAPO has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.6           Reporting Company.  VAPO is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act.

4.7           SEC Reports. VAPO has filed with the SEC all reports required to be filed since January 1, 2012, none of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

4.8           Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in VAPO have been duly authorized and validly issued and are fully paid and non-assessable.

4.9           No Material Adverse Change.  Since November 14, 2014 (filing date of the last Form 10-Q), there has not been individually or in the aggregate a Material Adverse Change with respect to VAPO. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on VAPO or material adverse change on its business, assets, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which VAPO operates.

5.           Representations and Warranties of the Purchaser.  As an inducement to VAPO to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the closing date:

5.1           Authority.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser.

5.2           Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it;

5.3           Litigation There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Note pursuant to the terms and provisions of this Agreement.

5.4           Brokers’ Fees.  The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.5           Information.  The Purchaser has relied solely on the reports of VAPO filed with the SEC, other publicly available information and other written and electronic information prepared by VAPO in making its decision to purchase the Note. The Purchaser acknowledges that the purchase of the Note entails a high degree of risk including the risks highlighted in the risk factors contained in filings by VAPO with the SEC including its annual report on Form 10-K for the year ended December 31, 2013 and the Form S-4 filed with the SEC relating to the Merger, and in other publicly available information. The Purchaser represents that it has had an opportunity to ask questions and receive answers from VAPO regarding the terms and conditions of this Agreement and the reasons for this offering, the business prospects of VAPO, the risks attendant to VAPO’s business, and the risks relating to an investment in VAPO.  The Purchaser further acknowledges that pursuant to Section 517.061(11)(a)(3), Florida Statutes and Rule 3E-5090.05(a) thereunder, the Purchaser has had an opportunity to obtain additional information (to the extent VAPO possesses such information and could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which the Purchaser had access.  VAPO will put such information in writing if requested by the Purchaser.  The Purchaser acknowledges the receipt (without exhibits) of or access to the reports filed with SEC at www.sec.gov which includes VAPO’s and Vapor’s annual report on Form 10-K with respect to the year ended December 31, 2013 and quarterly reports on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014 and September 30, 2014 and the Form S-4 (as well as any other reports) filed prior to the date of this Agreement.  These reports will be made available to the Purchaser upon written request to VAPO.

5.6           Investment.  The Purchaser is acquiring the Note for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.  The Purchaser understands that the Note may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Note or an available exemption from registration under the Act, the Note must be held indefinitely.

5.7           Restricted Securities.  The Purchaser understands that the Note is not registered under the Act in reliance on an exemption from registration under the Act pursuant to Section 4(a)(2) thereof and Rule 506(b) thereunder and the Note will bear a restrictive legend.

5.8           Investment Experience.  The Purchaser represents that: it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Act, for one of the reasons on the attached Exhibit B to this Agreement. The Purchaser represents and acknowledges that: (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances (ii) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Note, (iii) it is able to bear the substantial economic risks of an investment the Note for an indefinite period of time, (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment, and (vi) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Note to evaluate the merits and risks of the purchase of the Note and to make an informed investment decision with respect thereto.

5.9           No General Solicitation.  The offer to sell the Note was directly communicated to the Purchaser by VAPO.  At no time was the Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

6.           Representations and Warranties of Vapor.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, Vapor hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof:

6.1           Organization.  Vapor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted.

6.2           Authority.  Vapor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Vapor, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Vapor.

6.3           Non-Contravention.  The execution and delivery of this Agreement by Vapor and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which Vapor is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to Vapor.

6.4           Litigation.  There are no actions, suits, or proceedings pending or, to the best of Vapor’s knowledge, threatened, which could in any manner restrain or prevent Vapor from effectually and legally selling the Note pursuant to the terms and provisions of this Agreement.  Vapor is not a party to any litigation except as has been disclosed in its Form 10-K filed with the SEC.

6.5           Brokers’ Fees.  Vapor has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

6.6           Reporting Company.  Vapor is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act and has a class of common stock registered pursuant to Section 12(b) of the Exchange Act.

6.7           SEC Reports. Vapor has filed with the SEC all reports required to be filed since January 1, 2012, none of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

6.8           Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in Vapor have been duly authorized and validly issued and are fully paid and non-assessable.

6.9           No Material Adverse Change.  Since November 14, 2014 (filing date of the last Form 10-Q), there has not been individually or in the aggregate a Material Adverse Change with respect to Vapor. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on Vapor or material adverse change on its business, assets, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which Vapor operates.

7.           Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Agreement shall survive the closing.

8.           Indemnification.

8.1           Indemnification Provisions for Benefit of the Purchaser.  In the event VAPO breaches any of its representations, warranties, and/or covenants contained herein and provided that the Purchaser make a written claim for indemnification against VAPO, then VAPO agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

8.2           Indemnification Provisions for Benefit of VAPO.  In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that VAPO make a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify VAPO from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

8.3           Indemnification Concerning Vapor.   The foregoing provisions of Sections 8.1 and8.2 shall apply to Vapor if the Merger closes.

9.       Post-Closing Covenants. The Parties agree as follows with respect to the period following the closing:

9.1             General.  In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 8).

9.2           Company.  VAPO hereby covenants that, after the closing, VAPO will, at the request of Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Note, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

10.           Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

11.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

13.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

14.           Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To VAPO:	Vaporin, Inc. 4400 Biscayne Blvd. Suite 850 Miami, FL 33137 Attention: Mr. James Martin Email: jmartin@vaporin.com

To Vapor:	Vapor Corp. 3001 Griffin Road Dania Beach, FL 33312 Attention: Mr. Jeffrey Holman Email: jeff.holman@vapor-corp.com

To the Purchaser:	The address set forth on the signature page attached hereto or to such other address as any of them, by notice to the other may designate from time to time.

15.           Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

16.           Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. Any proceeding or action shall only be commenced in Broward County, Florida or the United States District Court for the Southern District of Florida. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

17.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

18.           Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

19.           Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO VAPO, AN AGENT OF VAPO OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES IN THIS OFFERING ARE SALES IN FLORIDA.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO VAPO TO THE ATTENTION OF JAMES MARTIN AT THE ADDRESS SET FORTH IN SECTION 14 OF THIS AGREEMENT.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

VAPO:

By: ________________ James Martin,
Chief Financial Officer
VAPOR: By: ________________
Jeffrey Holman,
Chief Executive Officer

PURCHASER:

By: ________________________________ (Print Name and Title)

Address:______________________________ _____________________________________ Email:________________________________

Amount of Note Purchased: $__________________

Exhibit A

Convertible Note

Exhibit B

Accredited Investor

For Individual Investors Only:

(1)           I am an accredited investor because I have an individual net worth, or my spouse and I have combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

(2a)           I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in the last two completed years and I reasonably expect to have an individual income in excess of $200,000 this year.

(2b)           Alternatively, my spouse and I have joint income in excess of $300,000 in each applicable year.

(3)           I am a director or executive officer of the Company.

Other Investors:

(4)           The undersigned is one of the following:  any bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S.  Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(5)           The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(6)           The undersigned is a organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(7)           The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(8)           The undersigned is an entity in which all of the equity owners are accredited investors.